UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2015

Occidental Petroleum Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9210	95-4035997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenway Plaza, Suite 110 Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 215-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2015, the Board of Directors (the “Board”) of Occidental Petroleum Corporation (“Occidental”) promoted Vicki A. Hollub, 56, to President and Chief Operating Officer and appointed her to the Board, effective immediately. As part of the previously disclosed succession plan, the Board also announced that Ms. Hollub will succeed Stephen I. Chazen as Chief Executive Officer of Occidental effective at the 2016 annual meeting of stockholders. There is no arrangement or understanding between Ms. Hollub and any other person pursuant to which she was selected as a director, and there are no related party transactions involving Ms. Hollub that are reportable under Item 404(a) of Regulation S-K.

Ms. Hollub has over 35 years of experience in the oil and gas industry, holding a variety of technical and leadership roles, both domestic and international. Ms. Hollub has been an employee of Occidental since 1982, and most recently served as Senior Executive Vice President of Occidental and President – Oxy Oil and Gas. Prior to that, Ms. Hollub served as Executive Vice President and President – Oxy Oil and Gas, Americas; and Vice President of Occidental and Executive Vice President, U.S. Operations, Oxy Oil and Gas. She previously served as Executive Vice President, California Operations; and President and General Manager, Permian Basin operations. Ms. Hollub holds a Bachelor of Science degree in Mineral Engineering from the University of Alabama.

Item 7.01	Regulation FD.

On December 10, 2015, Occidental issued a press release with respect to the management changes described above. The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occidental Petroleum Corporation

By:	/s/ Jennifer M. Kirk
Name:	Jennifer M. Kirk
Title:	Vice President and Controller

DATED: December 11, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 10, 2015.

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